UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2009

RENTECH, INC.
 (Exact name of registrant as specified in its charter)

Colorado	001-15795	84-0957421
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 710 Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 571-9800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Compensation Committee and the Board of Directors approved long-term incentive equity awards for a group of its officers including its named executive officers effective November 17, 2009. The awards include both restricted stock units that may vest upon the achievement of certain performance targets, and restricted stock units that vest over time. The awards are intended to balance the objectives of retention, equity ownership by management, and achievement of performance targets. Vesting of the performance awards is tied to milestones related to the development, construction and operation of the Company’s proposed renewable synthetic fuels and power project in Rialto, California or another comparable project designated by the Compensation Committee. Under the performance vesting awards, sixty percent (60%) of the restricted stock units vest upon the closing on financing for the project, twenty percent (20%) vest upon completion of construction and initial operation of the project facility and twenty percent (20%) vest upon sustained operation of the project facility. The Compensation Committee may also designate additional performance vesting milestones in the awards. The performance vesting awards are subject to the recipient’s continued employment with the Company, provided that a recipient’s award may vest with respect to a milestone that is achieved within six months of (i) termination without cause related to a change in control or (ii) death or disability. All unvested restricted stock units expire five years after the date of grant. The description of the performance vesting award is qualified in its entirety by reference to the full text of the form of agreement which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
The long-term incentive equity awards also include a time vesting restricted stock unit award that vests over a three year period with one-third of the restricted stock units vesting on each of the first three anniversaries of November 17, 2009. The time vesting awards are subject to the recipient’s continued employment with the Company, provided that a recipient’s award may vest upon (i) termination without cause related to a change in control or (ii) death or disability.
The following long-term incentive equity awards were granted to the Company’s named executive officers on November 17, 2009.

Name and Principal Position	Performance Vesting Award	Time Vesting Award
D. Hunt Ramsbottom — Chief Executive Officer	1,000,000	225,000
Dan J. Cohrs — Chief Financial Officer	700,000	185,000
Douglas M. Miller — EVP, Project Development	500,000	150,000
Richard T. Penning — EVP, Technology & Commercial Affairs	500,000	150,000
Colin M. Morris — General Counsel	300,000	100,000
Item 9.01 Financial Statements and Exhibits.
See Exhibit Index attached hereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.
Date: November 23, 2009	By:	/s/ Colin M. Morris
Colin M. Morris
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of Performance Vesting Restricted Stock Unit Agreement.

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